Q1 2017 Quarter End Conference Call



SRAX

Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the private securities litigation reform act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ than those projected. Such forward-looking information and statements are based on the current estimates and projections of the Company or assumptions based on information currently available to the Company. Such statements involve known and unknown risks, including but not limited to those risks identified in our filings with the Securities and Exchange Commission, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of revenues, future national or regional economic and competitive conditions, difficulties in developing the Company's technology platforms, retaining and expanding the Company's customer base, fluctuations in consumer spending on the Company's products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this presentation. Any forward-looking statements or information in this presentation speak only as at the date of this presentation

Management with Proven Track Record



CHRIS MIGLINO
CEO and Co-Founder

Chris has spent the past 20 years working in the digital advertising space and has successfully launched and sold 2 internet companies. Both of these companies were sold to publicly traded companies on the NASDAQ. He has a detailed understanding of how technology interacts with brands.



ERIN DERUGGIERO
CIO and Co-Founder

Erin DeRuggero is the company's Co-Founder and Chief Innovations Officer. She has pioneered the company's healthcare focused platforms and product development, overseeing media sales for SRAXmd. Erin brings more than twenty years of sales, strategy and partnerships experience to SRAX.



J.P Hannan
CFO

J.P. is responsible for all accounting, finance, and investor relations activities for Social Reality. He has spent 20+ years as a CFO in private and publicly-held media companies.


SRAX (MD)

SRAXmd develops unique ad targeting tools that engage physicians and patients in real--time, integrated into the content they are already consuming on their devices, across thousands of sites and apps.

We offer more scale and efficiency targeting HCPs and patients outside of medical content -- with3x higher engagement rates vs medical content.



SRAXmd's Healthcare IT Product Capabilities

- Healthcare Professional & Patient Targeting Capabilities.
- 1st party database consists of 500,000+ tagged healthcare professionals across multiple devices and 30+ specialty areas.
- 300,000 practice locations mapped in the US ranked by highest volume of unique patients being diagnosed/by disease state (for waiting room targeting and physician targeting on mobile devices.)
- 3x the click through and engagement rates vs medical journal content (overall average – all products).
- Safe for branded or unbranded pharma (DoubleVerify, Comscore, Integral Ad Science) + Whitelist.
- SRAXmd has 90% of the Oncology universe in the United States tagged for targeting across multiple devices.
- Exclusive third party data partnerships gives us access to distribution or claims data that is refreshed every 24 hours.
- MOSEE™ product – utility patent filed and pending. Allows for timely deployment of mobile ads to physician office or academic location based on a "triggering event" like drug distribution, diagnosis, rejected claim. Data can be fed directly into a pharma clients internal software system so they can see activity by facility or HCP.
- HCP level data can be returned with Target List DOCTRAX MATCH™ and MOSEE™ programs.

SRAXmd Products:
Targeting Healthcare Professionals

DOCTRAX™	DOCTRAX MATCH™	MOSEE™	DOME™

Investment Rationale

Differentiated machine-learning technology optimizes performance and delivers key performance indicators for marketers and content owners

- Capturing rapidly growing, fragmented RTB and Social Media market
- Generating recurring revenue streams from product suite utilizing core technologies
- Leveraging solid foothold with prominent agencies servicing various verticals – each of which could evolve into a standalone business – healthcare, automobiles, consumer goods & appliances, entertainment, finance, food, telecom, travel, and charity
- Driving adoption of proprietary software that turns data from multiple sources into quantifiable results optimizing campaigns and converts online ad to offline engagements and sales uplift
- Expanding sales team to drive growth in 2017
- Demonstrating dramatically improved financial performance via Q4 16 financial results with concerted effort to cull low/no margin revenue